Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Conseco, Inc.:


We consent to the incorporation by reference in the Registration Statement for the registration of 1,500,000 shares of Conseco, Inc. common stock on Form S-3 of Conseco, Inc. of our report dated January 27, 1998, relating to the consolidated balance sheet of Green Tree Financial Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, not separately presented in or incorporated by reference in the Annual Report on Form 10-K of Conseco, Inc. for the year ended December 31, 1998, and to the reference to our firm under the heading "EXPERTS" in the Registration Statement. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.




                                                      /s/ KPMG LLP
                                                      --------------------------
                                                          KPMG LLP

Minneapolis, Minnesota
August 23, 1999